Exhibit 3.78

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:30 PM 12/05/1997 971415803 – 2551477

AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP
OF
WITMER OPERATING PARTNERSHIP I, L.P.

Witmer Operating Partnership I, LP., a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Act”), for the purpose of amending and restating its Certificate of Limited Partnership filed with the office of the Secretary of State of Delaware on November 15, 1995, and amended and restated pursuant to an Amended and Restated Certificate of Limited Partnership filed with the office of the Secretary of State of Delaware on August 30, 1996, hereby certifies that its Certificate of Limited Partnership is amended and restated to read in its entirety as follows:

1.	The name of the Partnership is Witmer Operating Partnership I, L.P.

2.	The address of the registered office of the Partnership in Delaware is 1013 Centre Road, Wilmington, DE 19805-1297. The Partnership’s registered agent at that address is Corporation Service Company, in the County of New Castle.

3.	The name and mailing address of the sole general partner is:

Brandywine Witmer, L.L.C. c/o Brandywine Realty Trust 16 Campus Boulevard Suite 150, Newtown Square, PA 19073

IN WITNESS WHEREOF, this Amended and Restated Certificate of Limited Partnership, which restates and integrates and also further amends the Certificate of Limited Partnership as heretofore amended or supplemented, has been duly executed as of the 19th day of November, 1997, and is being filed in accordance with Section 17-210 of the Act by a general partner thereunto duly authorized.

WITMER OPERATING PARTNERSHIP I, L.P.
By.	BRANDYWINE WITMER, L.L.C.
as the new sole general partner

By.	/s/ Gerard H. Sweeney

Gerard H. Sweeney President and Chief Executive Officer of Brandywine Realty Trust, the general partner or the sole member of Brandywine Witmer, L.L.C.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:50 PM 10/26/2000 001540859 – 2551477

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
WITMER OPERATING PARTNERSHIP I, L.P.

This Certificate of Amendment to Certificate of Formation of Witmer Operating Partnership I, L.P. (the “Company” ) has been duly executed and is being filed by the undersigned authorized person pursuant to 6 Del. C. § 18-202.

1. The name of the Company is Witmer Operating Partnership I, L.P.

2. The Certificate of Formation of the Company is hereby amended by deleting Section Second thereof in its entirety, and by substituting in lieu thereof a new Section Second to read as follows:

“Second.	The address of the registered office of the Partnership in the State of Delaware is to be located at 1201 Market Street, Suite 1600 in the City of Wilmington, County of New Castle, 19801, and its registered agent at such address is PHS Corporate Services, Inc.”

IN WITNESS WHEREOF, the undersigned authorized person has duly executed this Certificate of Amendment to Certificate of Formation as of this 26th day of October, 2000.

/s/ Jacqueline Y. Eastridge

Jacqueline Y. Eastridge, Authorized Person